Exhibit 1.1

STATION CASINOS, INC.

$400,000,000

7.75% Senior Notes Due 2016

UNDERWRITING AGREEMENT

New York, New York

August 1, 2006

Banc of America Securities LLC

Deutsche Bank Securities Inc.

Wachovia Capital Markets, LLC

Wells Fargo Securities, LLC

Greenwich Capital Markets, Inc.

Calyon Securities (USA) Inc.

Commerzbank Capital Markets Corp.

J.P. Morgan Securities Inc.

Scotia Capital (USA) Inc.

Goldman, Sachs & Co.

c/o Banc of America Securities LLC

9 West 57th Street
New York, New York 10019

Ladies and Gentlemen:

                Station Casinos, Inc., a Nevada corporation (the “Company”), confirms its agreement with Banc of America Securities LLC (“BofA”), Deutsche Bank Securities Inc., Wachovia Capital Markets, LLC, Wells Fargo Securities, LLC, Greenwich Capital Markets, Inc., Calyon Securities (USA) Inc., Commerzbank Capital Markets Corp., J.P. Morgan Securities Inc., Scotia Capital (USA) Inc. and Goldman, Sachs & Co. (collectively, the “Underwriters”), for whom BofA is acting as representative (in such capacity, the “Representative”), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in said Schedule I and as otherwise described in Section 2 hereof of $400,000,000 aggregate principal amount of its 7.75% Senior Notes due 2016 (the “Notes”).  The Notes will be issued pursuant to the provisions of a base indenture (the “Base Indenture”), dated as of August 1, 2006, as supplemented by a supplemental indenture (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) to be dated on or about August 15, 2006 between the Company and Law Debenture Trust Company of New York, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture.  This Agreement and the Indenture are hereinafter referred to collectively as the “Operative Documents.”

                The Company hereby confirms its engagement of Goldman, Sachs & Co. as, and Goldman, Sachs & Co. hereby confirms its agreement with the Company to render services as, a “qualified independent underwriter” within the meaning of Rule 2720(b)(15) of the National Association of Securities Dealers, Inc. (the “NASD”) with respect to the offering and sale of the Notes.  Goldman, Sachs & Co., in its capacity as the qualified independent underwriter and not otherwise, is referred to herein as the “QIU”.  As compensation for the services of the QIU hereunder, the Company agrees to pay the QIU $10,000 on the Closing Date.

1.             Representations and Warranties.  The Company represents and warrants to, and agrees with, the Underwriters and the QIU as set forth below in this Section 1.

(a)           The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-134936), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of the Notes.  Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, at each time of effectiveness under the Securities Act of 1933 and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act or the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), is called the “Registration Statement.”  Any preliminary prospectus included in the Registration Statement is hereafter called a “preliminary prospectus.”  The term “Prospectus” shall mean the final prospectus relating to the Notes that is first filed pursuant to Rule 424(b) of the Securities Act after the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”).  Any reference herein to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act; any reference to any amendment or supplement to any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such preliminary prospectus or Prospectus, as the case may be, under the Exchange Act, and incorporated by reference in such preliminary prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.

(b)           The Registration Statement has become effective upon filing with the Commission under the Securities Act.  No stop order suspending the effectiveness of the Registration Statement is in effect, the Commission has not issued any order or notice preventing or suspending the use of the Registration Statement, any preliminary prospectus or the Prospectus and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

Each of the preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and the rules thereunder.  Each of the Registration Statement and any post-effective amendment thereto, at each time of effectiveness, at the date hereof, and at the Closing Date (as defined herein) complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date, at the date hereof, at the time of any filing pursuant to Rule 424(b) of the Securities Act and, at the Closing Date (as defined herein), did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriters expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters consists of the information described as such in Section 8(b) hereof.  There is no contract or other document required to be described in the Prospectus or to be filed as an exhibit to the Registration Statement that has not been described or filed as required.

The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable.  Any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable;

(c)           (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Notes in reliance on the exemption of Rule 163 of the Securities Act, and (iv) at the Execution Time (with such time being used as the determination date for purposes of this clause (iv)), the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act.  The Registration Statement is an “automatic shelf registration statement”, as defined in Rule 405 of the Securities Act, and the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form.

(d)           The term “Disclosure Package” shall mean (i) the Base Prospectus, including any preliminary prospectus supplement, if any, as amended or supplemented, (ii) the issuer free writing prospectuses as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Schedule II hereto, (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package and (iv) the Final Term Sheet (as defined herein), which also shall be identified in Schedule II hereto.  As of 3:51 pm (Eastern time) on the date of this Agreement (the “Applicable Time”), the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by the Underwriters specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriters consists of the information described as such in Section 8(b) hereof.

(e)           (i) At the earliest time after the filing of the Registration Statement relating to the Notes that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities Act and (ii) as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that the Company be considered an Ineligible Issuer.

(f)            Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering of Notes under this Agreement or until any earlier date that the Company notified or notifies the Underwriters as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Company has promptly notified or will promptly notify the Underwriters and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict.  The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Underwriters through the Underwriters specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriters consists of the information described as such in Section 8(b) hereof.

(g)           The Company has not distributed and will not distribute, prior to the later of the Closing Date (as defined below) and the completion of the Underwriters’ distribution of the Notes, any offering material in connection with the offering and sale of the Notes other than the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Underwriters or included in Schedule II hereto or the Registration Statement.

(h)           The execution and delivery of this Agreement, the other Operative Documents and the sale of the Notes will not involve any non-exempt prohibited transaction within the meaning of Section 406 of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder (“ERISA”) or Section 4975 of the of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder.

(i)            At the Closing Date, the Indenture will comply as to form in all material respects with the requirements of the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder (the “Trust Indenture Act”).  At the time the Registration Statement became effective, the Indenture, including any form indenture filed as an exhibit to the Registration Statement, was and at the Closing Date will remain duly qualified under the Trust Indenture Act.

(j)            Ernst & Young LLP, who certified the financial statements (which term as used in this Agreement inlcudes the related notes thereto) and supporting schedules filed with the Commission as part of the Registration Statement and included or incorporated by reference in the Disclosure Package and the Prospectus, are independent certified public accountants with respect to the Company as required by the Securities Act and Exchange Act.  As of the date hereof and as of the Closing Date, the independence of such accountants has not been impaired and any non-audit services provided by such accountants have been approved by the audit committee of the Company.

(k)           The consolidated financial statements filed with the Commission as part of the Registration Statement and included or incorporated by reference in the Disclosure Package and the Prospectus present fairly the financial position of the Company and each corporation of which the Company owns or will own as of the Closing Date more than 50% of the outstanding equity securities (individually a “Subsidiary” and collectively the “Subsidiaries”) as of the dates indicated and the results of their operations for the periods specified; except as otherwise stated therein, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis. The supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein.  Such financial statements and supporting schedules comply as to form in all material respects with the applicable accounting requirements of the

Securities Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto.  No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement.

The Company’s ratios of earnings to fixed charges set forth in Exhibit 12.1 to the Registration Statement have been calculated in compliance in all material respects with the requirements of Item 503(d) of Regulation S-K under the Securities Act.

(l)            Since the respective dates as of which information is given in the Disclosure Package, except as otherwise stated therein, (i) there has been no material adverse change in the condition (financial or otherwise) or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise, (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, except for dividends that have been publicly disclosed and a dividend in the amount of $0.2875 per share declared on or about July 25, 2006, (iv) except for trade payables, payroll and accruals for income and gaming taxes, each incurred in the ordinary course of business consistent with past practice, neither the Company nor any of its Subsidiaries has incurred any liabilities or obligations, direct or contingent, which are material to the Company and its Subsidiaries considered as one enterprise, and (v) the Company has not made any repurchases of its capital stock other than the purchase of 26,349 shares of common stock from employees of the Company and repurchases of common stock previously authorized by the Company’s board of directors, as specified in the “Use of Proceeds” section of the Prospectus.

(m)          The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus; and the Company is duly registered, qualified or licensed to conduct business in each jurisdiction in which its ownership or leasing of property or conduct of business legally requires such registration, qualification or licensure, except for such jurisdictions where, in the aggregate, the failure to be so registered, qualified or licensed does not have a material adverse effect on the condition (financial or otherwise) or the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise; and the Company is in substantial compliance with all laws, ordinances and regulations of each state in which it owns properties that are material to the properties and business of the Company.

(n)           As of the Execution Time and as of the Closing Date, the Company has no material Subsidiaries other than Palace Station Hotel & Casino, Inc. (“PSHC”), Texas Station, LLC (“TSL”), Boulder Station, Inc. (“BSI”), Tropicana Station, Inc. (“TSI”), Sunset Station, Inc. (“SSI”), Fiesta Station, Inc. (“FSI”), Fiesta Station Holdings, LLC (“FSH”), Santa Fe Station, Inc. (“SFSI”), Station Holdings, Inc. (“SHI”), Lake Mead Station, Inc. (“LMSI”), Lake Mead Station Holdings, LLC (“LMSH”), Town Center Station, LLC (“TCS”), GV Ranch Station, Inc. (“GVRS”), Vista Holdings, LLC (“VHL”), Charleston Station, LLC (“CSL”), Durango Station, Inc. (“DSI”, and together with PSHC, TSL, BSI, TSI, SSI, FSI, FSH, SFSI, SHI, LMSI, LMSH, TCS, GVRS, VHL and CSL the “Nevada Subsidiaries”), Station California, LLC (“SCL”) and SC Sonoma Development, LLC (“SCSD” and together with SCL and the Nevada Subsidiaries, the “Material Subsidiaries”).  Each of the Material Subsidiaries has been duly incorporated or organized and is validly existing as a corporation or limited liability company in good standing under the laws of the state of its incorporation or organization with corporate or organizational power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus, and each of the Material Subsidiaries is duly registered, qualified or licensed to conduct business in each jurisdiction or place in which its ownership or leasing of property or conduct of business legally requires such registration, qualification or licensure except for such jurisdictions where, in the aggregate, the failure to be so registered, qualified or licensed does not have a material adverse effect on the condition (financial or otherwise) or on the earnings, business affairs or business prospects of such Subsidiary, and each of the Material Subsidiaries is in substantial compliance with all laws, ordinances and regulations of each state in which it owns properties that are material to the properties and business of such Subsidiary.

(o)           The authorized, issued and outstanding capital stock of the Company as of December 31, 2005 is as incorporated in the Disclosure Package and the Prospectus by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 under the heading “Description of Certain Indebtedness and Capital Stock”; and the issued and outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable; there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interests of the Company, except pursuant to the Company’s 2005 Stock Compensation Plan or as otherwise may be set forth in the Disclosure Package and the Prospectus or in documents incorporated by reference therein.  As of the Execution Time and as of the Closing Date, all of the outstanding capital stock or other securities evidencing equity ownership of the Subsidiaries will have been duly and validly authorized and issued and will be fully paid and nonassessable, and will be owned, directly or indirectly, by the Company, free and clear of any security interest, claim, lien or encumbrance, except that all of the shares of common stock or membership interests, as applicable, of each of the Material Subsidiaries, Green Valley Station, Inc., Gold Rush Station, LLC, Magic Star Station, LLC, Palms Station, LLC and Rancho Station, LLC have been pledged to the lenders under the Company’s $2.0 billion revolving credit facility dated December 15, 2005, as amended on June 26, 2006 (the “Bank Facility”) or the credit facility for Green Valley Ranch Gaming, LLC there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in any Subsidiary.

(p)           To the best of their knowledge, neither the Company nor any of its Subsidiaries is engaged in any unfair labor practice which would have a material adverse effect on the Company and its Subsidiaries considered as one enterprise.  Except for matters which are not material in the aggregate to the Company and its Subsidiaries or are described in the Disclosure Package and the Prospectus or in documents incorporated by reference in the Disclosure Package and the Prospectus, (i) there is (A) no unfair labor practice complaint pending or, to the best of their knowledge, threatened against the Company or any of its Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the best of their knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the best knowledge of the Company or any of its Subsidiaries after due inquiry, threatened against the Company or any of its Subsidiaries and (C) no union representation question existing with respect to the employees of the Company or any of its Subsidiaries and, to the best knowledge of the respective managements of the Company or any of its Subsidiaries, no union organizing activities are taking place, and (ii) there has been no violation of any federal, state or local law relating to discrimination in the hiring, promotion or pay of employees, of any applicable wage or hour laws, nor any provisions of ERISA.

(q)           Except as described in the Disclosure Package and the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, which has been served upon the Company and is now pending, or, to the best knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries, which is required to be disclosed in the Disclosure Package and the Prospectus (other than as disclosed or incorporated by reference therein), or which might result in any material adverse change in the condition (financial or otherwise) or in the earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise, or which might materially and adversely affect the properties or assets thereof, or which could prohibit or limit in any way the consummation of any of the transactions contemplated by this Agreement, the Indenture or the Notes; all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their property is the subject which are not described in the Disclosure Package and the Prospectus or incorporated by reference in the Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material.

(r)            No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory authority or agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties or assets (including, without limitation, the Nevada Gaming Commission, the Nevada State Gaming Control Board, the City of Las Vegas, the Clark County Liquor and Gaming Licensing Board, the City of North Las Vegas and the City of Henderson) (collectively, the “Nevada Gaming Authorities”), and any agency of the States of Arizona, California, Michigan or Texas or its political subdivisions which has, or may at any time after the Closing Date have, jurisdiction over the gaming activities of the Company or any of its Subsidiaries or any successor to such authority (collectively with the Nevada Gaming Authorities, the “Gaming Authorities”)) is required for the execution, delivery and performance of this Agreement, the Indenture, the Notes and the consummation of the transactions contemplated hereby and thereby, including the issuance, sale and delivery of the Notes (including the anticipated use of proceeds therefrom), except such as may be required under the Securities Act, state securities, Blue Sky or real estate syndication laws which will have been obtained or made to the extent required as of the date the Notes are issued.

(s)           The Company and its Subsidiaries possess such material certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies as are currently necessary to conduct the business now operated by them, and neither the Company nor any of its Subsidiaries has received any notice of proceedings or has any reason to believe proceedings are pending, relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition (financial or otherwise) or the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise.

(t)            The Company and its Subsidiaries have good and marketable title in fee simple to or valid and enforceable leasehold interests in all real property or interests in real property, and all material personal property, owned or leased by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Disclosure Package and the Prospectus or in documents incorporated by reference therein or such as do not materially affect the aggregate value of such property and interests taken as a whole and do not interfere with the use made and proposed to be made of such property and interests by the Company or any of its Subsidiaries; and all real and all material personal properties held under lease by the Company or any of its Subsidiaries are held by each of them under valid and enforceable leases and the interests of the Company or any of its Subsidiaries in such leases are free and clear of all material liens, encumbrances and defects, and no consent need be obtained under such leases, except as disclosed in the Disclosure Package and the Prospectus or in documents incorporated by reference therein.  The Company and its Subsidiaries are in compliance in all material respects with the terms and conditions of such leases, and such leases are in full force and effect.

(u)           Except for such assets and facilities as are immaterial in the aggregate to the business of the Company and its Subsidiaries, all tangible assets and facilities of the Company and its Subsidiaries are adequate, in the reasonable opinion of the Company, for the uses to which they are being put or would be put in the ordinary course of business.  The operation and use of such assets and facilities is in compliance with all applicable municipal, county, state and federal laws, regulations, ordinances, standards, orders and other regulations, where the failure to comply therewith could have a material adverse effect on the condition (financial or otherwise) or on the earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise.

(v)           The Company and its Subsidiaries have obtained, or have no reason to believe they will not be able to obtain upon application, all governmental licenses, certificates, permits, authorizations, approvals, franchises or other rights (including all building permits and all authorizations from any Gaming Authorities) necessary to carry on their business as such business is presently conducted or proposed to be conducted by them as described in the Disclosure Package or the Prospectus or in documents incorporated by reference therein, except as otherwise set forth in the Disclosure Package or the Prospectus.

(w)          The Company and its Subsidiaries are in compliance with, and conduct their business in conformity with, all applicable state, federal, local and foreign laws and regulations, except to the extent that any failure so to comply or conform would not have a material adverse effect upon the condition (financial or otherwise) or the earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise.

(x)            Neither the Company nor any of its Subsidiaries has any reason to believe that any governmental body or agency is considering limiting, suspending or revoking any license, certificate, permit, authorization, approval, franchise or right applicable to the Company or its Subsidiaries in any material respect.  Neither the Company nor any of its Subsidiaries has any reason to believe that any license, permit or approval necessary in the future to conduct the business of the Company and its Subsidiaries as described in the Disclosure Package or the Prospectus or in documents incorporated by reference therein will not be granted upon application, or that any gaming authority or any other governmental agency is investigating the Company or any of its Subsidiaries other than in ordinary course administrative reviews or an ordinary course review of the transactions contemplated hereby.

(y)           To the best knowledge of each of the Company and its Subsidiaries, each of the Company and its Subsidiaries has obtained all permits, licenses and other authorizations that they are required to obtain under all environmental laws, including but not limited to the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), Resource Conservation & Recovery Act (42 U.S.C. § 6901 et seq.), Safe Drinking Water Act (21 U.S.C. § 349, 42 U.S.C. §§ 201, 300f), Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), Clean Air Act (42 U.S.C. § 7401 et seq.), Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.), other appropriate Nevada laws, the appropriate laws of any other state in which the Company or any of its Subsidiaries owns or leases real property and any other laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes or under any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder (collectively, the “Environmental Laws”), except as otherwise set forth in the Disclosure Package or the Prospectus or in documents incorporated by reference therein or to the extent failure to have any such permit, license or authorization, individually or in the aggregate, does not have a material adverse effect on the condition (financial or otherwise) or on the earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise.  Except as described in the Disclosure Package or the Prospectus or in documents incorporated by reference therein, each of the Company and its Subsidiaries is in compliance with all terms and conditions of any required permits, licenses and authorizations, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws, except to the extent failure to comply would not have a material adverse effect on the condition (financial or otherwise) or on the earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise.

(z)            To the best knowledge of each of the Company and its Subsidiaries, (i) there are no past or present events, conditions, circumstances, activities, practices, incidents, actions, or plans relating to the business as presently being conducted by the Company or its Subsidiaries that interfere with or prevent compliance or continued compliance with the Environmental Laws, or which would be reasonably likely to give rise to any legal liability (whether statutory or common law) or otherwise would be reasonably likely to form the basis of any claim, action, demand, suit, proceeding, hearing, notice of violation, study, investigation, remediation or cleanup based on or related to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release into the workplace, the community or the environment of any pollutant, contaminant, chemical or industrial, toxic, or hazardous substance or waste, except for any liabilities or any claims, demands or other actions specified above that will not individually or in the aggregate have a material adverse effect on the Company and its Subsidiaries, considered as one enterprise, and (ii) except as previously disclosed to the Underwriters or their counsel, no asbestos-containing material and no underground or above-ground storage tanks are located on property owned or leased by the Company or its Subsidiaries and none have been previously removed or filled by the Company or its Subsidiaries or, to the best of their knowledge, any predecessor of the Company or its Subsidiaries.

(aa)         Neither the Company nor any of its Subsidiaries is in violation of its Certificate or Articles of Incorporation or Organization or by-laws or operating agreement or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which any of them is a party or by which any of them or their property may be bound, or to which any of their property or assets is subject, which violations or defaults in the aggregate would have a material adverse effect on the condition (financial or otherwise) or on the earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise; and the execution, delivery and performance of the Operative Documents and the Notes and the consummation of the transactions contemplated herein and therein have been duly authorized by all necessary corporate action of the Company and its Subsidiaries and will not conflict with or constitute a breach of, or default under, cause the acceleration of the maturity of, require the consent of any person (which consent has not been obtained previously) pursuant to or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Company or its Subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which any of the Company or its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of any of the Company or its Subsidiaries is subject, nor will such execution, delivery and performance result in any violation of the provisions of the Certificate or Articles of Incorporation or Organization or by-laws or operating agreement of any of the Company or its Subsidiaries or any law, regulation, decree, order or judgment.

(bb)         The Company has full corporate power and authority to enter into, deliver and perform its obligations under the each of the Operative Documents, the Notes and all other documents or certificates required or contemplated thereby.  The Company has taken all necessary corporate and other action to authorize the execution, delivery and performance by the Company of the Operative Documents and the Notes and all other documents or certificates required or contemplated thereby, and each such document constitutes (or will constitute when executed and delivered by the Company) the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) any provision of such documents which constitutes a purported waiver of rights or defenses,

(ii) as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or limiting the enforcement of creditors’ rights generally, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(cc)         The Indenture and the Notes conform in all material respects to the description thereof contained in the Disclosure Package or the Prospectus, and the Notes are duly and validly authorized and, when validly authenticated, issued and delivered in accordance with the Indenture and sold to the Underwriters as provided herein, will be validly issued and outstanding obligations of the Company entitled to the benefits and security afforded by the Indenture.

(dd)         None of the Company or its Subsidiaries is an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended, or is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, the Interstate Commerce Act or to any federal or state statute or regulation limiting its respective ability to incur indebtedness for borrowed money, except statutes or regulations applicable generally to business corporations incorporated or doing business in the States of Nevada, Arizona, California, Michigan and Texas and except the gaming statutes and regulations of the State of Nevada and California and their political subdivisions.

(ee)         All tax returns required to be filed by the Company or any of its Subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest.

(ff)           The Company and each Subsidiary maintains insurance covering their properties, operations, personnel and businesses.  Such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and its Subsidiaries and their businesses.  All such insurance is outstanding and duly in force at the Execution Time and will be outstanding and duly in force on the Closing Date.

(gg)         This Agreement conforms in all material respects to the description thereof in the Disclosure Package or the Prospectus or in documents incorporated by reference therein.

(hh)         To the best of its knowledge, the Company and its officers and directors are in compliance with applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”).

(ii)           The Company maintains a system of internal controls over financial reporting that is sufficient to provide reasonable assurances that:  (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

2.             Purchase and Sale.  On the basis of the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, the Company agrees,

to sell to each Underwriter and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of 99% of the principal amount thereof, the aggregate principal amount of Notes set forth opposite such Underwriter’s name in Schedule I hereto, plus any additional principal amount of Notes which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof.

3.             Delivery and Payment.  (a) Delivery to the Underwriters of and payment for the Notes shall be made (the “Closing”) at 10:00 a.m., New York City time, on August 15, 2006 or such later date (not later than September 15, 2006) as the Representative shall designate, which date and time may be postponed by agreement between the Representative and the Company (the “Closing Date”) at the offices of Milbank, Tweed, Hadley & McCloy LLP, 601 South Figueroa Street, Los Angeles, California 90017, or such other time or place as you and the Company shall designate.

(b)           One or more Notes in definitive form, registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”), or such other names as the Representative may request upon at least one business day’s notice to the Company, having an aggregate principal amount corresponding to the aggregate principal amount of Notes sold to the Underwriters (collectively, the “Master Note”), shall be delivered by the Company to the Underwriters, against payment by the Underwriters of the purchase price thereof by bank wire payable in same day funds to the order of the Company or as the Company may direct.  The Master Note in definitive form shall be made available to you for inspection not later than 9:30 a.m. on the business day immediately preceding the Closing Date.

4.             Offering by Underwriters.  The Underwriters hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Disclosure Package and the Prospectus, the portion of the Notes as soon after this Agreement has been executed that the Representative, in its sole judgment, has determined is advisable and practicable.

5.             Agreements.  The Company covenants and agrees with each Underwriter and the QIU:

(a)           Not later than 10:00 a.m. on the second business day following the date the Notes are first released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Underwriters shall reasonably request.

(b)           During the period beginning on the Applicable Time and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriter, the Prospectus is no longer required by law to be delivered in connection with sales by the Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Disclosure Package or the Prospectus, the Company shall furnish to the Underwriter for review a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement to which the Underwriter reasonably objects.

(c)           During the Prospectus Delivery Period, the Company shall promptly advise the Representative in writing (i) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (ii) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (iii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iv) of the time and date that any post-effective amendment to the Registration Statement becomes effective, and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order or notice preventing or suspending the use of the Registration Statement, any preliminary prospectus or the Prospectus, or of any receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or of the threatening or initiation of any proceedings for any of such purposes.  The Company shall use its best efforts to prevent the issuance of any such stop order or notice of prevention or suspension of such use.  If the Commission shall enter any such stop order or issue any such notice at any time, the Company will use its best efforts to obtain the lifting or reversal of such order or notice at the earliest possible moment, or, subject to Section 5(b), will file an amendment to the Registration Statement or will file a new registration statement and use its best efforts to have such amendment or new registration statement declared effective as soon as practicable.  Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430B, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder, and will use its best efforts to confirm that any filings made by the Company under such Rule 424(b) of the Securities Act were received in a timely manner by the Commission.

(d)           During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act;

(e)           The Company will prepare a final term sheet containing a description of the Notes, including the price at which the Notes are to be sold to the public, and such other information as may be required or necessary to include therein, substantially in the form attached hereto as Schedule II, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (such term sheet, the “Final Term Sheet”).

(f)            The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representative, such consent not unreasonably to be withheld, it will not make, any offer relating to the Notes that constitutes or would constitute an Issuer Free Writing Prospectus or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) or a portion thereof required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Representative hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto and any electronic road show.  Any such free writing prospectus consented to by the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus”.  The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.  The Company consents to the use by the Underwriters of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the Notes or their offering, (ii) information that describes the final terms of the Notes or their offering and that is included in the Final Term Sheet of the Company contemplated in Section 5(e) or (iii) information permitted under Rule 134 under the Securities Act; provided that each Underwriter covenants with the Company, severally and not jointly, not to take any action without the Company’s prior consent (which consent shall be confirmed in writing) that would result in the Company being required to file with the Commission under Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

(g)           The Company agrees to furnish the Underwriters, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto (including any documents incorporated or deemed incorporated by reference therein) and the Disclosure Package as the Underwriters may request.

(h)           The Company will furnish to the Underwriters and counsel for the Underwriters signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each preliminary prospectus, the Prospectus and any supplement thereto and the Disclosure Package as the Underwriters may reasonably request.

(i)            If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if in the opinion of the Representative it is otherwise necessary to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to (i) notify the Representative of any such event or condition and (ii) promptly prepare (subject to Section 5(b) and 5(i) hereof), file with the Commission (and use its best efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with law.

(j)            To cooperate with the Underwriters and counsel for the Underwriters in connection with the qualification or registration of the Notes under the state securities or Blue Sky laws of such jurisdictions as the Underwriters may reasonably request and to continue such qualification or registration in effect so long as required for the distribution of the Notes; provided, however, that the Company shall not be required in connection therewith to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to service of process in suits or taxation, in each case, other than as to matters and transactions relating to the offering and sale of the Notes, in any jurisdiction where it is not now so subject.

(k)           The Company will cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc. and in the performance of any due diligence investigation by any broker-dealer participating in the sale of the Notes.

(l)            The Company waives, to the extent permitted by law, the use of any usury laws against any holder of Notes.

(m)          For so long as any of the Notes remain outstanding, to deliver without charge to the Underwriters, as they may reasonably request, promptly upon their becoming available, copies of (i) all reports and other communications furnished by the Company to the Trustee or the holders of the Notes and (ii) all reports, financial statements and proxy or information statements filed by the Company with the Commission or any national securities exchange and such other publicly available information concerning the Company or any of the Company’s subsidiaries.

(n)           Prior to the Closing Date, to furnish to the Underwriters, as soon as they have been prepared in the ordinary course by the Company, copies of any unaudited interim financial statements for any period subsequent to the periods covered by the financial statements appearing in the Registration Statement, the Disclosure Package or the Prospectus.

(o)           Neither the Company nor any of the Company’s subsidiaries will take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.

(p)           As soon as practicable, the Company will make generally available to its security holders and to the Underwriters an earnings statement (which need not be audited) covering the twelve-month period ending June 30, 2006  that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(n)           To comply with its agreements set forth in the representation letters of the Company to DTC relating to the approval of the Notes by DTC for “book-entry” transfer.

(q)           To use its best efforts to obtain approval of DTC for the Notes to be eligible for “book-entry” transfer and settlement.

(r)            The Company shall use its best efforts to obtain all approvals, permits and licenses necessary to conduct its business as contemplated by the Disclosure Package and the Prospectus.

(s)           The Company will apply the proceeds from the issuance and sale of the Notes as set forth under the heading “Use of Proceeds” in the Disclosure Package and the Prospectus.

(t)            The Company confirms as of the date hereof that it is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of Doing Business with Cuba, and the Company further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date hereof, or if the information reported in the Disclosure Package and the Prospectus, if any, concerning the Company’s business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Florida Department of Banking and Finance notice of such business or change, as appropriate, in a form acceptable to such department.

(u)           The Company agrees to pay the required Commission filing fees relating to the Notes within the time required by Rule 456(b)(1) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act.

(v)           The Company will use its best efforts to do and perform all things required to be done and performed under this Agreement by it prior to or after the Closing Date and to satisfy all conditions precedent on its part to the delivery of the Notes.

6.             Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Notes shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and as of the Closing Date, to the accuracy of the statements of the Company made in any certificates delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)           The Company shall have received from the lenders under the Bank Facility all consents, waivers and authorizations necessary for the consummation of the transactions contemplated hereby, if any, in form and substance reasonably satisfactory to the Underwriters.

(b)           The Company shall have furnished to the Underwriters the opinions of (i) Milbank, Tweed, Hadley & McCloy LLP as to federal tax and securities law and New York law and (ii) Schreck Brignone as to Nevada law, each in their respective capacities as counsel for the Company, dated the Closing Date, in form and substance satisfactory to the Underwriters, and substantially in the form of Exhibit A-1 and Exhibit A-2, respectively, hereto.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of another state’s law, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

(c)           The Underwriters shall have received from Shearman & Sterling LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Notes, the Indenture, the Disclosure Package and the Prospectus (together with any supplement thereto) and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d)           The Company shall have furnished to the Underwriters a certificate of the Company, signed by the Chairman of the Board, the President or a Vice President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Disclosure Package and the Prospectus, any supplement or amendment to the Disclosure Package or the Prospectus and this Agreement and that to the best of their knowledge:

(i)            the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Execution Time and shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and

(ii)           since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), (A) there has been no material change in the capital stock or long-term debt of the Company except as set forth in or contemplated in the Disclosure Package and the Prospectus or documents incorporated by reference therein, (B) there has been no material adverse change in the condition (financial or otherwise), earnings, business or properties of the Company and its Subsidiaries, considered as one enterprise, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus or documents incorporated by reference therein (exclusive of any amendment or supplement thereto) and (C) the Company shall not have sustained any material loss or interference with its business from fire, explosion, earthquake, flood or other calamity or from any court, legislative or other governmental action, order or decree which is not set forth in the Disclosure Package and the Prospectus or the documents incorporated by reference therein.

(e)           On the date hereof, the Underwriters shall have received from Ernst & Young LLP, independent certified public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Underwriters, delivered according to Statement of Auditing Standards Nos. 72 and 76 (or any successor bulletins), covering the financial information in the Disclosure Package and other customary information.

(f)            On the Closing Date, the Underwriters shall have received from Ernst & Young LLP, independent certified public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Underwriter, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (e) of this Section 6, except that (i) it shall cover the financial information in the Prospectus and any amendment or supplement thereto and (ii) the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date, as the case may be.

(g)           Subsequent to the date hereof or, if earlier, the dates as of which information is given in the Disclosure Package and the Prospectus (exclusive of any amendment or any supplement thereto) and until the Closing Date, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company or its Subsidiaries, the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representative in its sole discretion, so material and adverse as to make it impractical or inadvisable to proceed with the Offering as contemplated by the Disclosure Package and the Prospectus.

(h)           Subsequent to the date hereof and until the Closing Date, there shall not have been any decrease in the rating or outlook of any of the Company’s or any of its Subsidiaries’ debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act) or any notice given of any intended or potential decrease in any such rating or outlook or of a possible change in any such rating or outlook that does not indicate the direction of the possible change.

(i)            For the period from and after effectiveness of this Agreement and prior to the Closing Date and, with respect to the Notes:

(i)            the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act;

(ii)           the Final Term Sheet, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule 433; and

(iii)          no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and the Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to the use of the automatic shelf registration statement form; and

(iv)          the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(j)            The Underwriters shall have received a certificate of the Company, signed by each of the Company’s Chief Financial Officer and the Company’s Corporate Controller, dated the Closing Date, in form and substance satisfactory to the Underwriters, with respect to certain financial information contained in the Disclosure Package and the Prospectus or incorporated therein by reference.

(k)           Prior to the Closing Date, the Company shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.

(l)            The QIU shall have delivered a pricing letter substantially in the form of Exhibit B hereto.

If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative.  Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

7.             Reimbursement of Underwriters’ Expenses.

(a)           Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, the Company will pay all costs, expenses, fees and taxes incident to and in connection with: (i) the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, each Preliminary Prospectus and the Prospectus, and all amendments and supplements thereto, and the mailing and delivering of copies thereof to the Underwriters and dealers and all amendments and supplements thereto (but not, however, legal fees and expenses of your counsel incurred in connection therewith), (ii) the preparation, printing (including, without limitation, word processing and duplication costs) and delivery of all other agreements, memoranda, correspondence and other documents printed and delivered in connection herewith (but not, however, legal fees and expenses of your counsel incurred in connection with any of the foregoing), (iii) the issuance and delivery by the Company of the Notes, (iv) the preparation of certificates for the Notes (including, without limitation, printing and engraving thereof), (v) the fees, disbursements and expenses of the Company’s counsel and accountants, (vi) all expenses and fees in connection with the review by the National Association of Securities Dealers, Inc., (vii) all fees and expenses (including fees and expenses of counsel) of the Company in connection with approval of the Notes by DTC for “book-entry” transfer, (viii) the fees, disbursements and expenses of any ratings agencies incurred in connection with the transactions contemplated hereby, and (ix) the performance by the Company of its other obligations under this Agreement.

(b)           If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 11 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Underwriters, the Company will reimburse the Underwriters and the QIU upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Notes.

8.             Indemnification and Contribution.

(a)           The Company agrees to indemnify and hold harmless the Underwriters, the directors, officers, employees, affiliates and agents of the Underwriters, and each person who controls the Underwriters or any of their affiliates within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B or 430C under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).  This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)           The Underwriters agree severally to indemnify and hold harmless the Company, each of its directors, each of its officers, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriters, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of any such Underwriter specifically for inclusion in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).  This indemnity agreement will be in addition to any liability which the Underwriters may otherwise have.  The Company  hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth under the table in the first paragraph relating to the amount of the Notes sold to the Underwiters and in the third, fifth and ninth paragraphs under the caption “Underwriting” in the Prospectus.  The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that the Underwriters may otherwise have.

(c)           Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel, if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party in writing to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d)           In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively, “Losses”) to which the Company and the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and by the Underwriters from the offering of the Notes; provided, however, that in no case shall the Underwriters (except as may be provided in any agreement among underwriters relating to the offering of the Notes) be responsible for any amount in excess of the underwriting discount or commission applicable to the Notes purchased by such Underwriters hereunder.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus.  Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or the Underwriters.  The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

(e)           The Company will indemnify and hold harmless Goldman, Sachs & Co., in its capacity as QIU, against any losses, claims, damages or liabilities, joint or several, to which the QIU may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto,  (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any act or omission to act or any alleged act or omission to act by Goldman, Sachs & Co. as QIU in connection with any transaction contemplated by this Agreement or undertaken in preparing for the purchase, sale and delivery of the Notes, except as to this clause (iii) to the extent that any such loss, claim, damage or liability results from the gross negligence or bad faith of Goldman, Sachs & Co. in performing the services as QIU, and will reimburse the QIU for any legal or other expenses reasonably incurred by the QIU in connection with investigating or defending any such action or claim as such expenses are incurred.

(f)            Promptly after receipt by the QIU under subsection (a) above of notice of the commencement of any action,  the QIU shall, if a claim in respect thereof is to be made against the Company under such subsection, notify the Company in writing of the commencement thereof; but the omission so to notify the Company shall not relieve it from any liability which it may have to the QIU otherwise than under such subsection.  In case any such action shall be brought against the QIU and it shall notify the Company of the commencement thereof, the Company shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to the QIU (who shall not, except with the consent of the QIU, be counsel to the Company), and, after notice from the indemnifying party to the QIU of its election so to assume the defense thereof, the indemnifying party shall not be liable to the QIU under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by the QIU, in connection with the defense thereof other than reasonable costs of investigation. The Company shall not, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the QIU is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the QIU from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of QIU.

(g)           If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless Goldman, Sachs & Co., in its capacity as QIU, under subsection (e) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then the Company shall contribute to the amount paid or payable by the QIU as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the QIU on the other from the offering of the Shares.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the QIU failed to give the notice required under subsection (f) above, then the Company shall contribute to such amount paid or payable by the QIU in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the QIU on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the QIU on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, bear to the fee payable to the QIU pursuant to this Agreement.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the QIU on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the QIU agree that it would not be just and equitable if contributions pursuant to this subsection (g) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (g).  The amount paid or payable by the QIU as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (g) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(h)           The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the QIU within the meaning of the Securities Act.

9.             Default by One or More of the Underwriters.  If one or more of the Underwriters shall fail at the Closing Date to purchase the Notes which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, but not the obligation, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other Underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then

(a)           if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Notes to be purchased hereunder, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective obligations hereunder bear to the obligations of all non-defaulting Underwriters, or

(b)           if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Notes to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representative or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Disclosure Package and Prospectus or in any other documents or arrangements.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 9.

10.           No Advisory or Fiduciary Responsibility.  The Company acknowledges and agrees that: (i) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its respective affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Underwriters have no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Underwriters, or any of them, with respect to the subject matter hereof.  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of fiduciary duty.  Nothing in this Section 10, however, shall limit the Underwriters’ liability pursuant to Section 8 hereof.

11.           Termination.  This Agreement shall be subject to termination in the absolute discretion of the Underwriters, by notice given to the Company prior to delivery of and payment for the Notes, if prior to such time (a) trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on either of such Exchange or National Market, (b) a banking moratorium shall have been declared either by federal or New York State authorities, (c) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis, or any substantial change or development involving a prospective change in the United States’ or international political, financial or economic conditions, the effect of which on financial markets is such as to make it, in the judgment of the Underwriters, impracticable or inadvisable to proceed with the offering or delivery of the Notes as contemplated by the Disclosure Package and the Prospectus or (d) any securities of the Company or any of its Subsidiaries shall have been downgraded or placed on any “watch list” for possible downgrading by any nationally recognized statistical rating organization, provided, that in the case of such “watch list” placement, termination shall be permitted only if such placement would, in the judgment of the Representative, make it impracticable or inadvisable to market the Notes or to enforce contracts for the sale of the Notes or materially impair the investment quality of the Notes.

12.           Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities, certificates and other statements of the Company or its officers and of the Underwriters and the QIU set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters and the QIU or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Notes.  The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

13.           Notices.  All communications hereunder will be in writing and effective only on receipt and, if sent to the Underwriters or the Representative, will be mailed, delivered or telegraphed and confirmed to Banc of America Securities LLC, 9 West 57th Street, New York, New York 10019, Attention: High Yield Capital Markets; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 2411 West Sahara Avenue, Las Vegas, Nevada 89102, Attention: Glenn C. Christenson.

14.           Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 9 hereof, and no other person will have any right or obligation hereunder.

15.           Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York.

[SIGNATURE PAGES TO FOLLOW]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the Underwriters.

Very truly yours,

STATION CASINOS, INC.

By	/s/ Glenn C. Christenson
	Name:	Glenn C. Christenson
	Title:	Executive Vice President, Chief Financial Officer, Chief Administrative Officer and Treasurer

The foregoing Agreement is hereby

confirmed and accepted as of the

date first above written.

BANC OF AMERICA SECURITIES LLC

DEUTSCHE BANK SECURITIES INC.

WACHOVIA CAPITAL MARKETS, LLC

WELLS FARGO SECURITIES, LLC

GREENWICH CAPITAL MARKETS, INC.

CALYON SECURITIES (USA) INC.

COMMERZBANK CAPITAL MARKETS CORP.

J.P. MORGAN SECURITIES INC.

SCOTIA CAPITAL (USA) INC.

GOLDMAN, SACHS & CO.

By:	BANC OF AMERICA SECURITIES LLC
Acting severally on behalf of itself
and the several Underwriters

By:	/s/ R. Sean Snipes
	Name:	R. Sean Snipes
	Title:	Managing Director

Schedule I

Name of Purchaser	Principal Amount of Notes

Banc of America Securities LLC	$160,000,000
Deutsche Bank Securities Inc.	$80,000,000
Wachovia Capital Markets, LLC	$40,000,000
Wells Fargo Securities, LLC	$40,000,000
Greenwich Capital Markets, Inc.	$40,000,000
Calyon Securities (USA) Inc.	$9,000,000
Commerzbank Capital Markets Corp.	$9,000,000
J.P. Morgan Securities Inc.	$9,000,000
Scotia Capital (USA) Inc.	$9,000,000
Goldman, Sachs & Co.	$4,000,000
Total
$400,000,000

Schedule II

Issuer Free Writing Prospectuses

Form of Final Term Sheet

Filed Pursuant to Rule 433

Supplementing the Preliminary Prospectus Supplement

dated August 1, 2006

Registration No. 333-134936
August 1, 2006

Station Casinos, Inc.

$400,000,000 7.75% Senior Notes due 2016

Final Terms and Details of the Issue

Issuer:	Station Casinos, Inc., a Nevada corporation (STN)

Principal Amount:	$400,000,000

Title of Securities:	7.75% Senior Notes due 2016

Final Maturity Date:	August 15, 2016

Public Offering Price:	100%, plus accrued interest, if any

Gross Proceeds:	$400,000,000

Underwriting Commissions:	$4,000,000

Net Proceeds to Issuer before expenses:	$396,000,000

Net Proceeds to Issuer after expenses:	$395,700,000

Coupon:	7.75%

Yield:	7.75%

Interest Payment Dates:	February 15 and August 15

Record Dates:	February 1 and August 1

First Interest Payment Date:	February 15, 2007

Optional Redemption:	Commencing on or after August 15, 2011, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest:

	Year	Price
	2011		102.906%
	2012		101.938%
	2013		100.969%
	2014 and thereafter		100.000%

Trade Date:	August 1, 2006

Settlement Date:	August 15, 2006

Form of Offering:	SEC Registered (Registration Statement No. 333-134936)

Joint Book-Running Managers:	Banc of America Securities LLC, Deutsche Bank Securities and Wachovia Securities

Co-Managers:	Wells Fargo Securities, RBS Greenwich Capital, Calyon Securities (USA), Commerzbank Corporates & Markets, JPMorgan, Scotia Capital and Goldman, Sachs & Co.

Allocation:			Aggregate Principal Amount of Notes to be Purchased
	Banc of America Securities LLC		$160,000,000
	Deutsche Bank Securities Inc.		80,000,000
	Wachovia Capital Markets, LLC		40,000,000
	Wells Fargo Securities, LLC		40,000,000
	Greenwich Capital Markets, Inc.		40,000,000
	Calyon Securities (USA Inc)		9,000,000
	Commerzbank Capital Markets Corp.		9,000,000
	J.P. Morgan Securities Inc.		9,000,000
	Scotia Capital (USA Inc.)		9,000,000
	Goldman, Sachs & Co.		4,000,000
			$400,000,000

CUSIP:	857689 BA 0

ISIN:	US857689BA08

Listing:	None

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents that the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request by calling toll-free 1-800-294-1322 or you may e-mail a request to dg.prospectus_distribution@bofasecurities.com.

EXHIBIT A-1

FORM OF OPINION OF

MILBANK, TWEED, HADLEY & MCCLOY LLP

1.             No consent, approval, authorization or order of any court or governmental agency or body of the United States or the State of New York is required on the part of the Company or its material Subsidiaries for the performance by the Company of its obligations under the Underwriting Agreement, including without limitation the issuance and sale of the Notes, and the Indenture, except (i) such as may be required by state and territorial securities, blue sky or real estate syndication laws, by gaming laws of any jurisdiction or by the securities laws of any jurisdiction outside the United States and (ii) in connection with the Registration, such as may be required under the Securities Act of 1933, as amended (the “Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

2.             The statements incorporated by reference from the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Description of Certain Indebtedness and Capital Stock—Revolving Facility; —Senior and Senior Subordinated Notes,” the statements combined in the Disclosure Package and the Prospectus under the headings “Certain Federal Tax Consideration” and the statements incorporated by reference from the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 under the headings “Executive Compensation—Stock Compensation Program” and “—Employment Agreements” (as applicable) insofar as such statements constitute a summary of legal matters or documents, are accurate in all material respects and fairly summarize the information called for;

3.             The Indenture has been duly qualified under the Trust Indenture Act and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights of creditors generally and by the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including without limitation (i) the possible unavailability of injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing;

4.             The Notes are in the form contemplated by the Indenture and, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights of creditors generally and by the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including without limitation (i) the possible unavailability of injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing;

5.             The Notes and the Indenture conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus.

6.             None of (i) the execution and delivery of the Underwriting Agreement or the Indenture, (ii) the issue and sale of the Notes, (iii) the performance by the Company of its obligations under the Underwriting Agreement, will conflict with, result in a breach or violation of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its Subsidiaries pursuant to, any of the agreements set forth on Schedule 1 attached to this letter;

7.             Neither the Company nor any of its Subsidiaries is, or will be upon the issuance and sale of the Notes by the Company and the compliance with the terms of the Underwriting Agreement, subject to regulation under the Investment Company Act of 1940, as amended;

8.             The Registration Statement and any post-effective amendment thereto has become effective upon filing with the Commission under the Act.  No stop order suspending the effectiveness of the Registration Statement is in effect, the Commission has not issued any order or notice preventing or suspending the use of the Registration Statement and no proceedings for such purpose have been instituted or are pending or are contemplated or threatened by the Commission.

9.             To our actual knowledge, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries except for actions, suits or proceedings which are either disclosed in documents incorporated by reference in the Disclosure Package and the Prospectus or, if not so disclosed in the Disclosure Package and the Prospectus, would not, individually or in the aggregate with all such other actions, suits and proceedings, have, if adversely determined, a material adverse effect on the Company and its Subsidiaries considered as one enterprise.

10.           As securities counsel for the Company, we have assisted in the preparation of the Registration Statement, the Disclosure Package, the Prospectus, and any supplements and amendments thereto.  Rendering such assistance involved, among other things, discussions and inquiries concerning various legal matters and review of certain corporate records, documents and proceedings.  We also participated in conferences with representatives of the Company and those of the Underwriters, Underwriters’ counsel and the Company’s independent accountants, at which conferences the contents of the Registration Statement, the Disclosure Package, the Prospectus, and any supplements and amendments thereto and related matters were discussed.  In that connection, we advise you that the limitations inherent in the investigation and examination made by us and the information available to us are such that we are unable to assume, and we do not assume, any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus or any documents that constitute part of the Disclosure Package including the documents incorporated by reference therein, and any supplements or amendments thereto.  Except to the extent stated in paragraph 2, above, on the basis of the foregoing, we do not believe that the (i) the Registration Statement, the Preliminary Prospectus, the Prospectus and each amendment or supplement to the Registration Statement, the Preliminary Prospectus and the Prospectus, including the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and other financial or statistical data, as to which we express no belief) were not appropriately responsive in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the applicable rules and regulations of the Commission thereunder; (ii) either the Registration Statement or any amendments thereto, at the time the Registration Statement or such amendments became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; (iii) the Prospectus, as of its date or at the Closing Date contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iv) the Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading (except, in the cases of clauses (ii), (iii) and (iv,) for the financial statements and other financial or statistical data, as to which we express no belief).

EXHIBIT A-2

FORM OF OPINION OF

SCHRECK BRIGNONE

1.             Each of the Company and the Nevada Corporate Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada, with corporate power and authority to own its properties and conduct its business as described in the Disclosure Package and the Prospectus.  Each of the Nevada LLC Subsidiaries has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Nevada, with limited liability company power and authority to own its properties and conduct its business as described in the Disclosure Package and the Prospectus.

2.             The Company had the authorized capital stock set forth in the Disclosure Package and the Prospectus as of the date of the Underwriting Agreement and as of the date thereof.  The Company has authorized 135,000,000 shares of common stock and 5,000,000 shares of preferred stock, each par value $.01 per share, as of the date hereof.  Each of Boulder Station, Inc., Palace Station Hotel & Casino, Inc., Sunset Station, Inc. and Tropicana Station, Inc. has authorized capital stock consisting of 2,500 shares of common stock, without par value.  Each of Durango Station, Inc., Fiesta Station, Inc., GV Ranch Station, Inc., Lake Mead Station, Inc., Santa Fe Station, Inc. and Station Holdings, Inc. has authorized capital stock consisting of 10,000 shares of common stock, without par value.  All the outstanding shares of capital stock of each of the Nevada Corporate Subsidiaries and all of the member’s interests of each of the Nevada LLC Subsidiaries have been duly and validly authorized for issuance and are owned by the Company either directly or through wholly-owned subsidiaries, and except as otherwise set forth in the Disclosure Package and the Prospectus and in qualification paragraph (A) below, such shares and member’s interests are owned free and clear of any perfected security interest and, to our knowledge after due inquiry, any other security interests, claims, liens or encumbrances.

3.             No stockholder of the Company or any other person has any preemptive right, right of first refusal or other similar right to subscribe for or purchase securities of the Company arising by operation of the articles of incorporation or by-laws of the Company or the Nevada Revised Statutes.

4.             The statements set forth in the Disclosure Package and the Prospectus under the headings “Risk Factors-Gaming and Liquor Regulation” (with respect to the State of Nevada), “Regulation and Licensing-Nevada Gaming Regulations” and “Executive Compensation-Limitation of Liability and Indemnification of Directors and Officers” (incorporated by reference from the Company’s latest Annual Report on Form 10-K), insofar as such statements constitute summaries of Nevada legal matters or documents (except for financial data included therein or omitted therefrom, as to which we express no opinion), are accurate in all material respects and fairly summarize the information called for as of the date of the Disclosure Package and the Prospectus, and as qualified below.

5.             No consent, approval, authorization or order of or filing with the Nevada Gaming Authorities is required for the consummation of the transactions contemplated by the Operative Documents, except such as have been obtained or made and as set forth in qualification paragraphs below.

6.             The Company has full corporate power and authority to execute, deliver and perform its obligations under the Operative Documents and the Notes, and to issue the Notes pursuant to the Indenture.

7.             Each of the Operative Documents and the Notes has been duly authorized by the Company, and each of the Operative Documents has been duly executed and delivered by the Company.

8.             Neither the execution and delivery of the Operative Documents, the issue and sale of the Notes, the consummation of any of the other transactions contemplated by the Operative Documents nor the fulfillment of the terms of the Operative Documents, will result in a breach or violation of, or constitute a default under, (i) the Articles of Incorporation or Organization, Bylaws or Operating Agreements of the Company or any of the Nevada Subsidiaries, as applicable (ii) any Applicable Nevada Law (as defined in our opinion), or (iii) to our knowledge, any judgment, order, regulation or decree applicable to the Company or any of the Nevada Subsidiaries of any Nevada Governmental Authority having jurisdiction over the Company or any of the Nevada Subsidiaries.

EXHIBIT B

August 1, 2006

Station Casinos, Inc.

2411 West Sahara Avenue

Las Vegas, Nevada 89102

Attention: Glenn C. Christenson

Subject:     $400,000,000
7.75% Senior Notes due 2016
Registration Statement No. 333-134936

Ladies and Gentlemen:

In connection with the above-captioned offering, we are acting as “qualified independent underwriter” within the meaning of Rule 2720(b)(15) of the National Association of Securities Dealers, Inc.

As such qualified independent underwriter, we hereby confirm that the yield of the 7.75% Senior Notes due 2016 of Station Casinos, Inc., to be offered pursuant to the Disclosure Package, including the base prospectus, dated June 12, 2006, the preliminary prospectus suppplement, dated August 1, 2006 (and any prospectus supplementing or amending the same) and the final term sheet, dated August 1, 2006, is no lower than that recommended by us.

Very truly yours,

(Goldman, Sachs & Co.)